The information contained in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 29, 2026

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-291801

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated November 26, 2025)

Shares of Common Stock

Pre-Funded Warrants to Purchase up to              Shares of Common Stock

Common Warrants to Purchase up to               Shares of Common Stock

We are offering        shares of our common stock, par value $0.001 per share, and accompanying common warrants to purchase        shares of common stock, and, in lieu of common stock to certain investors that so choose, pre-funded warrants to purchase        shares of common stock and accompanying common warrants to purchase       shares of common stock, in each case, pursuant to this prospectus supplement and the accompanying prospectus. Each share of common stock and each pre-funded warrant is being sold together with a common warrant to purchase one share of common stock. The shares of common stock (or pre-funded warrants) and the accompanying common warrants can only be purchased together in this offering, but will be issued separately and will be immediately separable upon issuance. The combined purchase price of each pre-funded warrant and accompanying common warrant equals the combined price per share at which shares of common stock and accompanying common warrants are being sold to the public in this offering, minus $0.001, and the exercise price of each pre-funded warrant equals $0.001 per share. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the pre-funded warrants and the common warrants.

The exercise price of each common warrant equals $          per share. The common warrants will not be exercisable unless and until (i) our stockholders approve an amendment to our amended and restated certificate of incorporation to increase the number of authorized shares of our common stock (the “Charter Amendment”), which approval we refer to as the “Warrant Stockholder Approval,” and (ii) the Charter Amendment is filed with, and becomes effective under the laws of, the State of Delaware (the date on which the Charter Amendment becomes effective, the “Charter Amendment Effective Date”). The common warrants will expire on the earlier of (i) the fifth anniversary of the Charter Amendment Effective Date and (ii) the 30th calendar day following the later of the Charter Amendment Effective Date and the date on which we publicly disclose the results of the overall survival analysis for our Phase 1 monotherapy study of MICVO in second-line and later recurrent or metastatic head and neck squamous cell carcinoma (the "OS Data Release Date"). We do not currently have a sufficient number of authorized but unissued shares of common stock to permit the exercise of the common warrants. If we do not obtain the Warrant Stockholder Approval and the Charter Amendment does not become effective, the common warrants will not be exercisable and may have no value. See “Risk Factors—The common warrants will not be exercisable unless and until our stockholders approve, and we file, an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock, and if we are unable to obtain such approval the common warrants will have no value.” This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of such pre-funded warrants and common warrants.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “PYXS.” On September 28, 2026, the last reported sale price of our common stock on The Nasdaq Global Select Market was $2.90 per share. There is no established public trading market for the common warrants or the pre-funded warrants, and we do not expect a market for them to develop. In addition, we do not intend to apply for a listing of the common warrants or the pre-funded warrants on The Nasdaq Global Select Market, any other national securities exchange or any other nationally recognized trading system.

	Per Share and Accompanying Common Warrant	Per Pre-Funded Warrant and Accompanying Common Warrant	Total
Offering price	$	$	$
Underwriting discounts and commissions(1)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)

We have agreed to reimburse the underwriters for certain expenses. See “Underwriting” beginning on page S-25 of this prospectus supplement for a description of the compensation payable to the underwriters.

Our business and an investment in our securities involve significant risks. These risks are described under the caption “Risk Factors” beginning on page S-9 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the securities to investors on or about               , 2026

Joint Bookrunning Managers

Leerink Partners	Guggenheim Securities	Wells Fargo Securities

The date of this prospectus supplement is        , 2026

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, dated November 26, 2025, and included as part of our registration statement on Form S-3 (File No. 333-291801), provides more general information, some of which may not be applicable to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained or incorporated by reference in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Neither we nor the underwriters have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement and in the accompanying prospectus.

We and the underwriters are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

The terms “Pyxis Oncology,” the “Company,” “our,” “us” and “we,” as used in this prospectus, refer to Pyxis Oncology, Inc., a Delaware corporation, and its subsidiaries unless we state otherwise or the context indicates otherwise.

We have registered various trademarks that we use in connection with the operation of our business. This prospectus supplement includes trademarks, service marks, and trade names owned by us or other companies. All trademarks, service marks, and trade names included in this prospectus supplement are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

MARKET, INDUSTRY AND OTHER DATA

This prospectus supplement and the documents incorporated by reference herein may also contain estimates, projections and other information concerning our industry, our business and the markets for certain drugs, including data regarding the estimated size of those markets, their projected growth rates and the incidence of certain medical conditions. Information that is based on estimates, forecasts, projections or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained these industry, business, market and other data from reports, research surveys, studies and similar data prepared by third parties, industry, medical and general publications, government data and similar sources. In some cases, we do not expressly refer to the sources from which these data are derived. While we are not aware of any misstatements regarding any third-party information presented in this prospectus supplement and the documents incorporated by reference herein, their estimates, in particular, as they relate to projections, involve numerous assumptions and limitations, are subject to risks and uncertainties and are subject to change based on various factors, including those discussed under the sections titled “Risk Factors” and “Special Note Regarding Forward-Looking Statements” and elsewhere in this prospectus supplement.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the securities covered by this prospectus supplement. For a more complete understanding of Pyxis Oncology and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement, including the information incorporated by reference in this prospectus supplement, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-9 and under similar headings in the documents incorporated by reference into this prospectus supplement.

Company Overview

Pyxis Oncology, Inc. is a clinical stage oncology company executing on a development strategy designed to address unmet medical needs in patients with solid tumors with an immediate focus on head and neck squamous cell carcinoma (HNSCC) tumors.

The Company’s lead product candidate, micvotabart pelidotin (MICVO, formerly PYX-201), is an investigational novel antibody-drug conjugate (ADC) that uniquely targets the splice variant of fibronectin, extradomain-B of fibronectin (EDB+FN), a non-cellular structural component of the extracellular matrix (ECM) in the tumor microenvironment (TME). EDB+FN is an isoform of fibronectin present in tumors that is negligibly expressed in normal adult tissues and facilitates cancer progression by playing multiple roles, including promoting cell proliferation, adhesion, and migration, activating the integrin signaling pathway, stimulating angiogenesis and vascular remodeling, driving epithelial-mesenchymal transition (EMT), and establishing the pre-metastatic niche. The physiological expression of EDB+FN is very low in healthy adult tissues, yet it is found to be highly expressed in a variety of solid tumors.

MICVO consists of a fully human IgG1 monoclonal antibody that is site-specifically conjugated to a cleavable linker with an optimized auristatin (Aur0101) microtubule inhibitor payload. MICVO is designed to bind to EDB+FN in the tumor ECM, where extracellular proteases under acidic conditions cleave the linker to release the Aur0101 payload. The payload diffuses through the membrane of cancer cells to kill them directly, which is the first component of MICVO’s three-pronged mechanism of action (MOA). The dying cancer cells release the payload, which diffuses into nearby cancer cells and kills them via the bystander effect, representing the second component of MICVO’s MOA. The dying cancer cells also release neoantigens which trigger immunogenic cell death (ICD), the final component of its MOA. Together with its purpose-built design and postulated three-pronged MOA, MICVO has the potential for improved stability and anti-tumor activity compared to conventional ADCs.

MICVO is currently being studied as monotherapy in recurrent and metastatic head and neck squamous cell carcinoma (R/M HNSCC) and in combination with KEYTRUDA® (pembrolizumab) in 1L/2L+ R/M HNSCC and other solid tumors.

Recent Developments

On September 9, 2026, the Company announced updated data from its ongoing global Phase 1 monotherapy study evaluating micvotabart pelidotin (MICVO), a first-in-concept antibody-drug conjugate (ADC) targeting extradomain-B of fibronectin (EDB+FN), a non-cellular structural component of the tumor extracellular matrix (ECM), in patients with second-line and beyond recurrent/metastatic head and neck squamous cell carcinoma (2L+ R/M HNSCC). The cutoff date for all data reported below is August 18, 2026.

Demographics

Table 1: Patient Demographics and Disease Characteristics – 5.4 mg/kg Dose Cap Population (N=35)

Data as of 18-Aug-2026

1. cetuximab: Eli Lilly and Company & Merck KGaA; petosemtamab: Genmab A/S; ficerafusp alpha: Bicara Therapeutics

Abbreviations: HPV: human papillomavirus; SCC: squamous cell carcinoma; EGFR: epidermal growth factor receptor; IO: immuno-oncology; ECOG: Eastern Cooperative Oncology Group; BMI: body mass index; PR: partial response; N/n: number of patients.

Efficacy

Table 2: Efficacy Data Summary – 5.4 mg/kg Dose Cap Efficacy-Evaluable Population (N=33)

Efficacy Measure	5.4 mg/kg Dose Cap (N=33)
Confirmed objective response rate (cORR), % (n/N)	36% (12/33)
Disease control rate (DCR), % (n/N)	94% (31/33)
Responders achieving response by the first scan at six weeks, %	75%
Responders achieving >50% tumor reduction from baseline*, %	83%
Median progression-free survival (mPFS), months, (95% CI)	6.2 (4.8-8.8)
12-month overall survival (OS) probability, %, (95% CI)	79% (58.1,90.3)
Median overall survival (OS), months	NR (NR-NR)

Data as of 18-Aug-2026

*Per RECIST v1.1

Abbreviations: n/N: number of patients.

Table 3: Efficacy Data Across Key Patient Subgroups

Patient Subgroup	N	5.4 mg/kg Dose Cap Confirmed ORR, %	5.4 mg/kg Dose Cap Median PFS, months
HPV Status
HPV+ oropharyngeal	17	35%	6.2
HPV-unrelated	16	38%	5.9
Prior EGFRi
Yes	18	28%	5.0
No	15	47%	8.8
Prior Novel EGFRi*
Yes	5	40%	5.8
Prior Taxane
Yes	23	35%	6.2
No	10	40%	4.9

Data as of 18-Aug-2026

*Prior novel EGFRi subgroup is a subset of patients with prior EGFRi treatment.

Abbreviations: HPV: human papillomavirus; ORR: objective response rate; EGFRi: EGFR inhibitor; n/N: number of patients.

Safety Data

No new safety signals were observed with MICVO. The tolerability data was consistent with that of other ADCs with auristatin payloads and was generally manageable. Adverse events of interest, including peripheral neuropathy, generally occurred after patients had received evidence of benefit, and after prolonged duration of treatment.

Table 4: Safety Data Summary – 5.4 mg/kg Dose Cap Population (N=35)

TRAEs	5.4 mg/kg with Dose Cap (N=35)
Treatment duration – median days (range)	120 (21-470)
All TRAEs, n (%)	32 (91.4%)
TRAEs of CTCAE Grade ≥ 3, n (%)	19 (54.3%)
Non-Hematologic TRAEs of CTCAE Grade ≥ 3, n (%)	15 (42.9%)
Serious TRAEs, n (%)	5 (14.3%)
TRAEs leading to treatment discontinuation*, n (%)	5 (14.3%)
TRAEs leading to treatment discontinuation days, median (min-max)	162 (104-212)
TRAEs leading to dose reduction, n (%)	14 (40.0%)
Treatment related deaths (Grade 5)	0

ADC Payload TRAEs of Interest	5.4 mg/kg with Dose Cap (N=35)
	Gr1/2	Gr3
Cutaneous, n (%)	17 (48.6%)	2 (5.7%)
Peripheral Neuropathy, n (%)	14 (40.0%)	6 (17.1%)
Peripheral Neuropathy days to onset, median (min-max)	82 (3-151)	166 (85-197)
Ocular, n (%)	10 (28.6%)	2 (5.7%)
Pneumonitis, n (%)	4 (11.4%)	0

Data as of 18-Aug-2026

*TRAEs leading to discontinuation, N=1 Ocular, N=1 Muscle Weakness, N=3 Peripheral Neuropathy

Abbreviations: ADC: antibody-drug conjugate; TRAE: treatment-related adverse event; CTCAE: Common Terminology Criteria for Adverse Events; Gr: grade; N: number of patients.

Corporate Information

We were incorporated in the state of Delaware on June 11, 2018 and launched with our first employee and Series A funding in July 2019. Our principal executive offices are located at 321 Harrison Avenue, Boston, Massachusetts 02118, and our telephone number is (617) 453-3596. Our website address is www.pyxisoncology.com. The information contained on or accessible through our website is not incorporated by reference into this prospectus supplement, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus supplement or in deciding whether to purchase our securities.

THE OFFERING

Common Stock Offered by Us in this Offering	shares.

Pre-Funded Warrants Offered by Us in this Offering

We are also offering, in lieu of common stock to certain investors, pre-funded warrants to purchase           shares of common stock. For each pre-funded warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis. Each pre-funded warrant is being sold together with an accompanying common warrant to purchase one share of common stock.

The combined purchase price of each pre-funded warrant and accompanying common warrant equals the combined price per share at which the shares of common stock and accompanying common warrants are being sold to the public in this offering, minus $0.001, and the exercise price of each pre-funded warrant will be $0.001 per share. Each pre-funded warrant will be exercisable at any time after the date of issuance, subject to an ownership limitation. See “Description of the Securities We Are Offering—Pre-Funded Warrants.” This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of such pre-funded warrants.

Common Warrants Offered by Us in this Offering

We are also offering common warrants to purchase         shares of common stock. Each share of common stock and each pre-funded warrant is being sold together with a common warrant to purchase one share of common stock. The shares of common stock (or pre-funded warrants) and the accompanying common warrants can only be purchased together in this offering, but will be issued separately and will be immediately separable upon issuance.

The exercise price of each common warrant will be $          per share. Each common warrant will not be exercisable unless and until (i) our stockholders approve the Charter Amendment, which approval we refer to as the “Warrant Stockholder Approval,” and (ii) the Charter Amendment Effective Date and each will expire at 5:00 PM (New York City time) on the earlier of (i) the date that is five years from the Charter Amendment Effective Date and (ii) the 30th calendar day following the later of the Charter Amendment Effective Date and the OS Data Release Date. We do not currently have a sufficient number of authorized but unissued shares of common stock to permit the exercise of the common warrants. We have agreed to hold a meeting of our stockholders to seek the Warrant Stockholder Approval within 60 days following the closing of this offering and, if the Warrant Stockholder Approval is not obtained at such meeting, to call additional meetings of our stockholders every 60 days thereafter until the Warrant Stockholder Approval is obtained or the common warrants are no longer outstanding. In the event we are unable to obtain the Warrant Stockholder Approval, the Charter Amendment will not become effective, the common warrants will not be exercisable, and therefore the common warrants may have no value. See “Description of the Securities We Are Offering—Common Warrants” and “Risk Factors—The common warrants will not be exercisable unless and until our stockholders approve, and we file, an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock, and if we are unable to obtain such approval the common warrants will have no value.” This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of such common warrants.

Common Stock Outstanding After this Offering	shares.

Use of Proceeds

We estimate that the net proceeds to us from this offering will be approximately $          million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We will receive nominal proceeds, if any, from the exercise of the pre-funded warrants.

We intend to use the net proceeds from this offering to advance our lead clinical program, MICVO, through key clinical milestones, including HeadlinerTM, our planned Phase 3 trial in 2L+ R/M HNSCC, and for working capital and general corporate purposes. See “Use of Proceeds” on page S-14.

Risk Factors

Investing in our securities involves a high degree of risk. You should read the “Risk Factors” section beginning on page S-9 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase our securities.

The Nasdaq Global Select Market Symbol

Our common stock is listed on the Nasdaq Global Select Market under the symbol “PYXS”. We do not intend to list the pre-funded warrants or common warrants on the Nasdaq Global Select Market or any other national securities exchange or nationally recognized trading system.

The number of shares of common stock to be outstanding after this offering is based on 63,434,936 shares of common stock outstanding as of June 30, 2026 and after giving effect to the 19,600,153 shares of common stock issued to certain institutional investors pursuant to a private placement on July 2, 2026 (the “2026 PIPE”), and excludes:

●	15,801,800 shares of common stock, with a weighted-average exercise price of $3.45 per share, issuable upon exercise of stock options outstanding as of June 30, 2026 under our equity incentive plans;

●

4,871,763 shares of common stock reserved for issuance pursuant to future awards under our equity incentive plans as of June 30, 2026, plus any future increases in the number of shares of common stock reserved for issuance under our equity incentive plans pursuant to provisions thereof that automatically increase the share reserve under the plans each year;

●

715,570 shares of common stock reserved for issuance pursuant to future awards under our Employee Stock Purchase Plan as of June 30, 2026, plus any future increases in the number of shares of common stock reserved for issuance under our Employee Stock Purchase Plan pursuant to provisions thereof that automatically increase the share reserve under the plan each year;

●	1,279,329 shares of common stock issuable upon vesting and settlement of restricted stock units outstanding as of June 30, 2026;

●

1,003,191 shares of common stock, with a weighted-average exercise price of $45.61 per share, issuable upon exercise of replacement warrants issued upon our merger with Apexigen, Inc., outstanding as of June 30, 2026; and

●	19,600,153 shares of common stock issuable upon the exercise of outstanding common warrants issued as part of the 2026 PIPE.

In addition, unless we specifically state otherwise, all information in this prospectus supplement assumes no exercise or settlement, as applicable, of the outstanding stock options, warrants or restricted stock units referred to above subsequent to June 30, 2026 and assumes no exercise of the common warrants or the pre-funded warrants we are offering in this offering.

RISK FACTORS

You should consider carefully the risks described below and discussed under the sections captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, which are incorporated by reference in this prospectus supplement in their entirety, together with other information in this prospectus supplement, and the information and documents incorporated by reference in this prospectus supplement, and any free writing prospectus that we have authorized for use in connection with this offering before you make a decision to invest in our securities. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Relating to this Offering

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering. We intend to use the net proceeds from this offering to advance our lead clinical program, MICVO, through key clinical milestones, including HeadlinerTM, our planned Phase 3 trial in 2L+ R/M HNSCC, and for working capital and general corporate purposes. See “Use of Proceeds.” Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The failure of our management to apply these funds effectively could result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of our common stock to decline.

If you purchase our securities in this offering, you will incur immediate and substantial dilution.

Purchasers in this offering will incur immediate and substantial dilution in the as adjusted net tangible book value of the securities you purchase because the price that you pay for our securities in this offering will be substantially greater than the net tangible book value of the securities you acquire. To the extent we raise additional capital by issuing equity securities, our securityholders may experience substantial additional dilution.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, in the future we expect to offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price that is equal to or greater than the price paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing securityholders. The price at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the offering price in this offering.

Future sales of our common stock in the public market, or the perception that such sales could occur, could cause our stock price to fall.

Sales of a substantial number of shares of our common stock or other equity-related securities in the public market could occur at any time. These sales, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common stock at any time pursuant to one or more separate offerings. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.

Our ability to use net operating loss carryforwards and other tax attributes may be subject to limitations.

We have incurred substantial losses during our history, do not expect to become profitable in the near future and may never achieve profitability. To the extent that we continue to generate taxable losses, unused losses will carry forward to offset future taxable income, if any, subject to certain limitations (including the limitations described below) until such unused losses expire (if at all). As of December 31, 2025, our federal and state net operating losses (NOLs) in the United States were $82.1 million ($390.9 million before tax) and $14.3 million ($218.2 million before tax), respectively. The federal net operating loss carryforward generated in the United States after tax year 2017 can be carried forward indefinitely but may be subject to annual usage limitations to the extent certain substantial changes in the entity’s ownership occur. The federal net operating loss carryforward relating to tax years prior to 2017 of $5.9 million ($28.3 million before tax), acquired through Apexigen, begin to expire in 2033. The state net operating loss carryforwards begin expiring in 2035. In addition, as of December 31, 2025, we had $10.0 million and $3.6 million of federal and state credit carryovers which begin to expire in 2030. These loss and credit carryforwards are subject to review and possible adjustment by the appropriate taxing authorities.

Our NOL and credit carryforwards are subject to review and possible adjustment by the IRS and state tax authorities. Under Section 382 of the Internal Revenue Code of 1986, as amended, or the Code, our federal NOL and credit carryforwards may become subject to an annual limitation in the event of certain cumulative changes in the ownership of our company. An “ownership change” pursuant to Section 382 of the Code generally occurs if one or more stockholders or groups of stockholders who own at least 5% of a company’s stock increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. Our ability to utilize our NOL carryforwards and other tax attributes to offset future taxable income or tax liabilities may be limited as a result of ownership changes, including potential changes in connection with our IPO. Similar rules may apply under state tax laws. We have not yet determined the amount of the cumulative change in our ownership resulting from our IPO or other transactions, or any resulting limitations on our ability to utilize our NOL carryforwards and other tax attributes. This offering, depending on its size, may result in an ownership change resulting in limitations on our ability to utilize our NOL carryforwards and other tax attributes. In addition, we may experience ownership changes in the future due to subsequent shifts in our stock, some of which are outside of our control. If we earn taxable income, such limitations could result in increased future income tax liability to us, and our future cash flows could be adversely affected. We have recorded a full valuation allowance related to our NOL carryforwards and other deferred tax assets due to the uncertainty of the ultimate realization of the future benefits of those assets.

There is no public market for the common warrants or the pre-funded warrants being offered in this offering.

There is no public trading market for the common warrants or the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the common warrants or the pre-funded warrants on any securities exchange or nationally recognized trading system, including the Nasdaq Global Select Market. Without an active market, the liquidity of the common warrants or the pre-funded warrants will be limited.

We will not receive a significant amount or any additional funds upon the exercise of the pre-funded warrants, and we may not receive any additional funds upon the exercise of the common warrants.

Each pre-funded warrant is exercisable for $0.001 per share of common stock underlying such pre-funded warrant, which may be paid by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the pre-funded warrant. Accordingly, we will not receive a significant amount or any additional funds upon the exercise of the pre-funded warrants. Each common warrant is exercisable for $    per share of common stock underlying such common warrant, which may, if there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the shares underlying the common warrants, be paid by way of a cashless exercise. Accordingly, we may not receive any additional funds upon the exercise of the common warrants, and we will not receive any proceeds from the exercise of the common warrants unless and until the Charter Amendment Effective Date occurs and the common warrants are exercised for cash.

Holders of pre-funded warrants or common warrants purchased in this offering will have no rights as common stockholders until such holders exercise their pre-funded warrants or common warrants and acquire our common stock.

Until holders of pre-funded warrants or common warrants acquire shares of our common stock upon exercise of such warrants, such holders will have no rights with respect to the shares of our common stock underlying such warrants. Upon exercise of the pre-funded warrants or the common warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Certain significant holders or beneficial holders of our common stock may not be permitted to exercise pre-funded warrants or common warrants that they hold.

A holder of a pre-funded warrant or common warrant may not be entitled to exercise any portion of any pre-funded warrant or common warrant (i) if immediately prior to exercise the holder (together with its affiliates) beneficially owns an aggregate number of shares of our common stock greater than 4.99% or 9.99%, as applicable, of the number of shares of our common stock outstanding immediately before giving effect to the exercise of such warrant or (ii) to the extent that immediately following exercise, the holder (together with its affiliates) would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of shares of common stock outstanding immediately after giving effect to the issuance of such shares of common stock unless such percentage is increased upon at least 61 days’ prior notice, but not in excess of 19.99%. As a result, you may not be able to exercise your pre-funded warrants or common warrants for shares of our common stock at a time when it would be financially beneficial for you to do so. In such circumstance, you could seek to sell your pre-funded warrants or common warrants to realize value, but you may be unable to do so in the absence of an established trading market for the pre-funded warrants or common warrants.

The common warrants will not be exercisable unless and until our stockholders approve, and we file, an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock, and if we are unable to obtain such approval the common warrants may have no value.

We do not currently have a sufficient number of authorized but unissued shares of common stock to permit the exercise of the common warrants. As of August 12, 2026, our amended and restated certificate of incorporation authorized 190,000,000 shares of common stock, of which 83,408,050 shares were issued and outstanding and 43,271,806 shares were reserved for issuance upon the exercise or settlement of outstanding options, warrants and restricted stock units and for future issuance under our equity incentive plans. Accordingly, the common warrants will not be exercisable unless and until we obtain the Warrant Stockholder Approval and the Charter Amendment becomes effective. Approval of the Charter Amendment requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of our common stock entitled to vote thereon. Abstentions and broker non-votes, if any, will have the same effect as votes against the proposal. We have agreed to hold a meeting of our stockholders to seek the Warrant Stockholder Approval within 60 days following the closing of this offering and, if the Warrant Stockholder Approval is not obtained at such meeting, to call additional meetings of our stockholders every 60 days thereafter until the Warrant Stockholder Approval is obtained or the common warrants are no longer outstanding. While we intend to promptly seek the Warrant Stockholder Approval, there is no guarantee that the Warrant Stockholder Approval will ever be obtained. If we are unable to obtain the Warrant Stockholder Approval, the Charter Amendment will not become effective, the common warrants will not be exercisable and may have no value. Even if the Warrant Stockholder Approval is obtained and the Charter Amendment becomes effective, holders will not be able to exercise the common warrants during the period prior to the Charter Amendment Effective Date, even if it would otherwise be financially beneficial for them to do so, and there can be no assurance that the market price of our common stock will exceed the exercise price of the common warrants at any time during their term. In addition, we will be required to continue to hold stockholder meetings until we obtain the Warrant Stockholder Approval and may incur substantial costs, and management may devote substantial time and attention, in attempting to obtain the Warrant Stockholder Approval. Furthermore, until the Charter Amendment becomes effective, our ability to issue additional shares of common stock, including in future financings or in connection with strategic transactions, will be limited, which could materially adversely affect our business, financial condition and prospects.

The common warrants are speculative in nature.

The common warrants do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our common stock at a fixed price for a limited period of time, and then only on or after the Charter Amendment Effective Date. Following this offering, the market value of the common warrants, if any, is uncertain, and there can be no assurance that the market price of our common stock will ever equal or exceed the exercise price of the common warrants. Consequently, it may never be profitable for holders to exercise the common warrants, and the common warrants may expire worthless.

If we do not maintain a current and effective registration statement relating to the shares of our common stock issuable upon exercise of the pre-funded warrants or common warrants, holders will only be able to exercise such warrants on a “cashless basis.”

If we do not maintain a current and effective registration statement relating to the shares of our common stock issuable upon exercise of the pre-funded warrants or common warrants at the time that holders wish to exercise such warrants, they will only be able to exercise them on a “cashless basis” provided that an exemption from registration is available. As a result, the number of shares of our common stock that holders will receive upon exercise of the pre-funded warrants or common warrants will be fewer than it would have been had such holder exercised the warrant for cash, and holders may be limited in their ability to immediately sell shares upon exercise subject to volume or other securities law limitations. Further, if an exemption from registration is not available, holders would not be able to exercise on a cashless basis and would only be able to exercise their pre-funded warrants or common warrants for cash if a current and effective registration statement relating to the shares of our common stock issuable upon exercise of such warrants is available.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement includes and incorporates by reference “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and releases issued by the SEC and within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements” for purposes of this prospectus supplement. Unless the context requires otherwise references in this prospectus supplement to “Pyxis Oncology,” the “Company,” “we,” “us,” and “our” refer to Pyxis Oncology, Inc. and its subsidiaries. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “to be,” “will,” “would,” or the negative or plural of these words, or similar expressions or variations, although not all forward-looking statements contain these words. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur and actual results could differ materially from those expressed or implied by these forward-looking statements. These forward-looking statements include, but are not limited to, statements about:

●	our ability to develop and advance our current product candidate and program, and to successfully initiate and complete clinical trials;

●	the ability of our clinical trials to demonstrate the safety, purity and potency of our product candidate and other positive results;

●	the size of the market opportunity for our product candidate, including our estimates of the number of patients who suffer from the cancers we are targeting;

●	our manufacturing, commercialization and marketing capabilities and strategy;

●	the timing or likelihood of regulatory filings and approvals for our product candidate;

●	regulatory developments in the United States and other foreign jurisdictions;

●	our expectations and plans to obtain funding for our operations, including from our existing and potential future collaboration and licensing agreements;

●	our ability to receive milestone or royalty payments under existing or future agreements;

●	our expectations regarding our ability to obtain and maintain intellectual property protection for our product candidate;

●	our continued reliance on third parties to manufacture our product candidate for clinical studies, and to conduct clinical trials and manufacture our product candidate for such clinical trials;

●	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

●	our ability to obtain the Warrant Stockholder Approval and to effect the Charter Amendment, and the timing thereof; and

●	our anticipated use of the net proceeds from this offering.

These risks are not exhaustive. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus and, although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. Factors that may cause actual results to differ materially from current expectations include, among other things, those set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025, Part II, Item 1A of our Quarterly Reports on Form 10-Q for the periods ended March 31, 2026 and June 30, 2026, and any risks contained in any other documents incorporated by reference herein. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. In evaluating such forward-looking statements, you should specifically consider various factors that may cause actual results to differ materially from current expectations, including the risks outlined under the heading “Risk Factors” contained in this prospectus supplement and any related free writing prospectus, and in any other documents incorporated herein or therein. Any forward-looking statement in this prospectus supplement reflects our current view with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, industry and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

This prospectus supplement and the documents incorporated by reference may also contain estimates, projections and other information concerning our industry, our business and the markets for certain drugs, including data regarding the estimated size of those markets, their projected growth rates and the incidence of certain medical conditions. Information that is based on estimates, forecasts, projections or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained these industry, business, market and other data from reports, research surveys, studies and similar data prepared by third parties, industry, medical and general publications, government data and similar sources. In some cases, we do not expressly refer to the sources from which these data are derived.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $          million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We will receive nominal proceeds, if any, from the exercise of the pre-funded warrants. The estimated net proceeds set forth above exclude any proceeds we may receive upon the exercise of the pre-funded warrants or common warrants. We cannot predict when or if the common warrants will be exercised, and the common warrants will not be exercisable unless and until the Warrant Stockholder Approval is obtained and the Charter Amendment becomes effective. It is possible that the common warrants may never be exercised.

We intend to use the net proceeds from this offering to advance our lead clinical program, MICVO, through key clinical milestones, including HeadlinerTM, our planned Phase 3 trial in 2L+ R/M HNSCC, and for working capital and general corporate purposes.

We currently expect that our existing cash and cash equivalents, together with the net proceeds from this offering, will be sufficient to fund our operating expenses and capital expenditure requirements into the first half of 2028. We have based this estimate on assumptions that may prove to be wrong, and we could use our available capital resources sooner than we expect. If the common warrants are not exercised, the net proceeds from this offering, together with our existing cash and cash equivalents will not be sufficient to fully fund MICVO's planned pivotal Phase 3 Headliner™ trial in 2L+ R/M HNSCC.

The amounts and timing of our actual expenditures will depend on numerous factors, including our development and commercialization efforts with respect to our product candidate, as well as the amount of cash used in our operations. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities.

DILUTION

If you purchase our securities in this offering, your ownership interest will be diluted immediately to the extent of the difference between the combined public offering price per share of common stock (or pre-funded warrant) and accompanying common warrant and the net tangible book value per share of our common stock after this offering.

Our net tangible book value on June 30, 2026 was approximately $11.44 million, or $0.18 per share. “Net tangible book value” is total assets minus the sum of liabilities and goodwill. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the (i) issuance and sale of shares of our common stock and accompanying common warrants in this offering at a combined public offering price of $       per share and accompanying common warrant and (ii) pre-funded warrants and accompanying common warrants to purchase          shares of our common stock in this offering at a combined public offering price of $       per pre-funded warrant and accompanying common warrant (which equals the combined public offering price per share and accompanying common warrant, minus the $0.001 per share exercise price of each such pre-funded warrant), including shares of common stock issuable upon exercise of the pre-funded warrants but excluding any resulting accounting associated therewith, attributing no value to the common warrants and excluding any shares of common stock issuable upon, and any proceeds we may receive from, the exercise of the common warrants, and after deducting underwriting discounts and commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2026 would have been approximately $ million, or $ per share of common stock. This represents an immediate increase in net tangible book value of $ per share to our existing stockholders and an immediate dilution in net tangible book value of $       per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Combined public offering price per share of common stock and accompanying common warrant		$
Net tangible book value per share as of June 30, 2026	$0.18
Increase in net tangible book value per share attributable to the offering
As adjusted net tangible book value per share after this offering
Dilution per share to investors participating in this offering		$

If the holders of pre-funded warrants and common warrants exercised such warrants offered in this offering in full, our as adjusted net tangible book value per share after this offering would be $      , representing an immediate increase in as adjusted net tangible book value per share of $      to existing stockholders and immediate dilution in as adjusted net tangible book value per share of $      to purchasers in this offering.

The number of shares of common stock to be outstanding after this offering is based on 63,434,936 shares of common stock outstanding as of June 30, 2026 and after giving effect to the 19,600,153 shares of common stock issued to certain institutional investors pursuant to a private placement on July 2, 2026 (the “2026 PIPE”), and excludes:

●	15,801,800 shares of common stock, with a weighted-average exercise price of $3.45 per share, issuable upon exercise of stock options outstanding as of June 30, 2026 under our equity incentive plans;

●

4,871,763 shares of common stock reserved for issuance pursuant to future awards under our equity incentive plans as of June 30, 2026, plus any future increases in the number of shares of common stock reserved for issuance under our equity incentive plans pursuant to provisions thereof that automatically increase the share reserve under the plans each year;

●

715,570 shares of common stock reserved for issuance pursuant to future awards under our Employee Stock Purchase Plan as of June 30, 2026, plus any future increases in the number of shares of common stock reserved for issuance under our Employee Stock Purchase Plan pursuant to provisions thereof that automatically increase the share reserve under the plan each year;

●	1,279,329 shares of common stock issuable upon vesting and settlement of restricted stock units outstanding as of June 30, 2026;

●

1,003,191 shares of common stock, with a weighted-average exercise price of $45.61 per share, issuable upon exercise of replacement warrants issued upon our merger with Apexigen, Inc., outstanding as of June 30, 2026; and

●	19,600,153 shares of common stock issuable upon the exercise of outstanding common warrants issued as part of the 2026 PIPE.

In addition, unless we specifically state otherwise, all information in this prospectus supplement assumes no exercise or settlement, as applicable, of the outstanding stock options, warrants or restricted stock units referred to above subsequent to June 30, 2026 and assumes no exercise of the pre-funded warrants or common warrants we are offering in this offering.

To the extent that the common warrants offered hereby, the outstanding common warrants issued in the 2026 PIPE or any other outstanding warrants or stock options are exercised, outstanding restricted stock units vest and settle, new equity awards are granted under our equity incentive plans or we otherwise issue additional shares of common stock in the future, there will be further dilution to investors participating in this offering.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the material U.S. federal income tax consequences generally applicable to the purchase, ownership and disposition of our common stock, pre-funded warrants or common warrants issued pursuant to this offering. This discussion does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect holders of our common stock, pre-funded warrants or common warrants. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock, pre-funded warrants or common warrants.

This discussion is limited to holders that hold our common stock, pre-funded warrants or common warrants as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

●	U.S. expatriates and certain former citizens or long-term residents of the United States;

●

persons holding our common stock, pre-funded warrants or common warrants as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

●	banks, insurance companies, and other financial institutions;

●	brokers, dealers or traders in securities;

●	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

●	tax-exempt organizations or governmental organizations;

●	persons deemed to sell our common stock, pre-funded warrants or common warrants under the constructive sale provisions of the Code;

●	persons who hold or receive our common stock, pre-funded warrants or common warrants pursuant to the exercise of any employee stock option or otherwise as compensation;

●	tax-qualified retirement plans;

●	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

●

persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock, pre-funded warrants or common warrants being taken into account in an applicable financial statement.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, pre-funded warrants or common warrants, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock, pre-funded warrants or common warrants and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT LEGAL OR TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, PRE-FUNDED WARRANTS OR COMMON WARRANTS ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of our common stock, pre-funded warrants or common warrants that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●

a trust that (i) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

The term “Non-U.S. Holder” means any beneficial owner of shares of our common stock, pre-funded warrants or common warrants that is not a U.S. Holder and is not an entity or arrangement properly classified as a partnership for U.S. federal income tax purposes. For the purposes of this discussion, U.S. Holders and Non-U.S. Holders are referred to collectively as “holders.”

Allocation of Purchase Price

Each share of common stock, pre-funded warrant, and common warrant, as the case may be, will be treated for U.S. federal income tax purposes as an investment unit consisting of one share of our common stock or one pre-funded warrant to purchase one share of our common stock and one common warrant to purchase one share of our common stock. In determining their tax basis for the common stock, pre-funded warrant, and common warrant, as the case may be, constituting an investment unit, purchasers should allocate their purchase price for the investment unit between such share of common stock, pre-funded warrant, and common warrant, as the case may be, based on their respective fair market values at the time of issuance. We do not intend to advise purchasers with respect to this determination, and purchasers are advised to consult their tax and financial advisors with respect to the relative fair market values of the common stock, pre-funded warrant, and common warrant for U.S. federal income tax purposes.

Treatment of Pre-Funded Warrants

The proper U.S. federal income tax treatment of pre-funded warrants is not entirely clear. Although the matter is not free from doubt, we intend to treat the pre-funded warrants as equity for U.S. federal income tax purposes, and each holder should consult its own tax advisor regarding the tax consequences of acquiring, holding, and exercising pre-funded warrants (including potential alternative characterizations).

Assuming this treatment is respected, holders of pre-funded warrants should generally not recognize gain or loss upon exercise (other than with respect to cash received in lieu of fractional shares, if any), and the tax basis in the common stock received upon exercise should equal the holder’s basis in the pre-funded warrant plus any exercise price paid. The holding period for the common stock received would generally include the holding period for the pre-funded warrant. A holder of pre-funded warrants should generally be taxed in the same manner as a holder of common stock as described below.

The balance of this discussion generally assumes that the characterization of a pre-funded warrant described above is respected for U.S. federal income tax purposes, and the discussion below, to the extent it pertains to our common stock, is generally intended to also pertain to the pre-funded warrants.

Treatment of Common Warrants

The U.S. federal income tax treatment of the common warrants is not entirely clear because, among other reasons, holders have the right to share in distributions of cash or other property on our common stock. Except as otherwise discussed below, this discussion assumes that the common warrants are treated as warrants to acquire our common stock for U.S. federal income tax purposes.

Tax Consequences to U.S. Holders

Exercise and Expiration of Common Warrants

A U.S. Holder will generally not recognize gain or loss on the exercise of a common warrant for U.S. federal income tax purposes (except to the extent of cash paid in lieu of a fractional share). A U.S. Holder will take a tax basis in the shares acquired on the exercise of a common warrant equal to the exercise price of the common warrant, increased by the U.S. Holder's adjusted tax basis in the common warrant exercised (as determined pursuant to the rules discussed above but excluding any portion of such tax basis attributable to a fraction share). The U.S. Holder's holding period in the shares of our common stock acquired on exercise of a common warrant will begin on the date of exercise of the common warrant, and will not include any period for which the U.S. Holder held the common warrant.

In certain circumstances, a U.S. Holder may be permitted to undertake a cashless exercise of the common warrants into our common stock. The U.S. federal income tax treatment of a cashless exercise of the common warrants into our common stock is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon exercise of a common warrant described in the preceding paragraph. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of the common warrants, including with respect to their holding period and tax basis in the shares of common stock acquired on the exercise of the common warrants.

If a common warrant lapses or expires unexercised, a U.S. Holder will be treated as having sold or exchanged the common warrant and generally will recognize a loss in an amount equal to the U.S. Holder's adjusted tax basis in the common warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the common warrant is held for more than one year. The deductibility of capital losses is subject to limitations.

Distributions on Our Common Stock

If we make distributions of cash or other property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under the “—Tax Consequences to U.S. Holders—Sale, Exchange or Other Taxable Disposition” below.

Dividends paid by us generally will be eligible for the reduced rates of tax for qualified dividend income allowed to individual U.S. Holders and for the dividends received deduction allowed to corporate U.S. Holders, in each case assuming that certain holding period and other requirements are satisfied.

Actual Distributions and Possible Constructive Distributions on Our Common Warrants

The terms of each common warrant provide for an adjustment to the number of warrant shares for which the common warrant may be exercised and/or to the exercise price of the common warrant in certain events. Under Section 305 of the Code, an adjustment to the number of shares of common stock that will be issued on the exercise of our common warrants, or an adjustment to the exercise price of such common warrants, may be treated as a constructive distribution to a U.S. Holder of such common warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder's proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of other property to holders of our common stock). However, adjustments to the exercise price of our common warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of a U.S. Holder of the common warrants should generally not result in a constructive distribution. Any constructive distributions generally would be subject to the tax treatment described above under “ —Tax Consequences to U.S. Holders—Distributions on our Common Stock”.

If we make distributions of cash or other property with respect to our common stock after the issuance of the common warrants, then we will make a corresponding distribution to a holder of a common warrant. The U.S. federal income tax treatment of a distribution of cash or other property received with respect to a common warrant is unclear. It is possible that such a distribution would be treated as a distribution with respect to our common stock, in which case it would be subject to tax in the manner described above under " —Distributions on our Common Stock." Other characterizations are possible, however, and the matter is not free from doubt. U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to, and distributions with respect to, a common warrant.

Possible Constructive Distributions on Our Pre-Funded Warrants

The terms of each pre-funded warrant provide for an adjustment to the number of warrant shares for which the pre-funded warrant may be exercised and/or to the exercise price of the pre-funded warrant in certain events. Under Section 305 of the Code, an adjustment to the number of shares of common stock that will be issued on the exercise of our pre-funded warrants, or an adjustment to the exercise price of such warrants, may be treated as a constructive distribution to a U.S. Holder of such warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to holders of our common stock). However, adjustments to the exercise price of our pre-funded warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of a U.S. Holder of the warrants should generally not result in a constructive distribution. Any constructive distributions generally would be subject to the tax treatment described above under “—Tax Consequences to U.S. Holders—Distributions on Our Common Stock”.

Sale, Exchange or Other Taxable Disposition

Upon the sale, exchange, or other taxable disposition of our common stock, pre-funded warrants or common warrants (other by exercise), a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the disposition and the U.S. Holder’s tax basis in such common stock, pre-funded warrants or common warrants sold or exchanged.

Any gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the common stock or warrants exceeded one year at the time of the disposition. Certain U.S. Holders (including individuals) are currently eligible for preferential rates of U.S. federal income taxation in respect of long-term capital gains. The deductibility of capital losses is subject to significant limitations.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to distributions (whether actual or constructive) paid to a U.S. Holder on our common stock, pre-funded warrants or common warrants, and to the proceeds of the sale, exchange or other disposition of such common stock, pre-funded warrants or common warrants, unless the U.S. Holder is an exempt recipient. Backup withholding will apply to such payments if the U.S. Holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn). Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. Holders

Exercise and Expiration of Common Warrants

A Non-U.S. Holder will generally not be subject to U.S. federal income tax on the exercise of the common warrants into shares of common stock. A Non-U.S. Holder will take a tax basis in the shares of common stock acquired upon exercise of a common warrant equal to the exercise price of the common warrant, increased by the Non-U.S. Holder's adjusted tax basis in the common warrant exercised. The Non-U.S. Holder's holding period in the shares of common stock acquired upon exercise of the common warrant will begin on the date the common warrant is exercised and will not include any period for which the Non-U.S. Holder held the common warrant. The U.S. federal income tax treatment of a cashless exercise of the common warrants into our common stock is unclear. A Non-U.S. Holder should consult his, her, or its own tax advisor regarding the U.S. federal income tax consequences of a cashless exercise of the common warrants.

 If a common warrant lapses or expires unexercised, a Non-U.S. Holder will be treated as having sold or exchanged the common warrant and generally will recognize a loss in an amount equal to the Non-U.S. Holder's adjusted tax basis in the common warrant sold or exchanged. However, a Non-U.S. Holder will not be able to utilize a loss recognized upon expiration or lapse of a common warrant against the Non-U.S. Holder's U.S. federal income tax liability unless the loss is effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States) or is treated as a U.S.-source loss and the Non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met.

Distributions on Our Common Stock

If we make distributions of cash or other property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Tax Consequences to Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition”.

Subject to the discussion below regarding effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable tax treaties.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Actual Distributions on our Common Warrants

If we make distributions of cash or other property with respect to our common stock after the issuance of the common warrants, then we will make a corresponding distribution to a holder of a common warrant. The U.S. federal income tax treatment of a distribution of cash or other property received with respect to a common warrant is unclear. It is possible that such a distribution would be treated as a distribution with respect to our common stock, in which case it would be subject to tax in the manner described above under "Tax Consequences to Non-U.S. Holders --Distributions on our Common Stock." Other characterizations are possible, however, and the matter is not free from doubt. We may withhold U.S. federal income tax on any distribution of cash or other property on a common warrant at a rate of 30% (or such lower rate specified by an applicable income tax treaty) of the gross amount of such distribution. Non-U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to, and distributions with respect to, a common warrant.

Possible Constructive Distributions

As described above under “—Tax Consequences to U.S. Holders—Possible Constructive Distributions on Our Pre-Funded Warrants,” and “—Tax Consequences to U.S. Holders —Actual Distributions and Possible Constructive Distributions on our Common Warrants,” an adjustment to the pre-funded warrants or common warrants  could result in a constructive distribution to a Non-U.S. Holder, which would be treated as described under “—Tax Consequences to U.S. Holders— Distributions on Our Common Stock” above. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to the Non-U.S. Holder. Non-U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to the pre-funded warrants or common warrants.

Gain on Sale, Exchange or Other Taxable Disposition

A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange or other taxable disposition of our common stock, pre-funded warrants or common warrants unless:

●

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

●	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

●

our common stock, pre-funded warrants or common warrants constitutes a U.S. real property interest (USRPI) by reason of our status as a U.S. real property holding corporation (USRPHC) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale, exchange or other taxable disposition of our common stock, pre-funded warrants or common warrants, which may be offset by certain U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale, exchange or other taxable disposition of our common stock, pre-funded warrants or common warrants by a Non-U.S. Holder will not be subject to U.S. federal income tax if our common stock, pre-funded warrants or common warrants is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock, pre-funded warrants or common warrants throughout the shorter of the five-year period ending on the date of the sale, exchange or other taxable disposition or the Non-U.S. Holder’s holding period. Non-U.S. Holders of pre-funded warrants or common warrants should consult their tax advisors regarding the application of these rules with respect to the pre-funded warrants or common warrants.

Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each Non-U.S. Holder the gross amount of the distributions paid on our common stock (and constructive distributions on our pre-funded warrants or common warrants, if any) to such holder and the tax withheld, if any, with respect to such distributions or other distributions. Non-U.S. Holders may have to comply with specific certification procedures to establish that the holder is not a United States person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends or other distributions on our common stock, pre-funded warrants or common warrants. Dividends paid to Non-U.S. Holders subject to the U.S. withholding tax, as described above in “—Tax Consequences to Non-U.S. Holders—Distributions on Our Common Stock,” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of our common stock, pre-funded warrants or common warrants by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a Non-U.S. Holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder can be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act, or FATCA, generally imposes a 30% withholding tax on dividends (including constructive dividends) on, and (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock, pre-funded warrants and common warrants if paid to a non-U.S. entity unless (i) if the non-U.S. entity is a “foreign financial institution,” the non-U.S. entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the non-U.S. entity is not a “foreign financial institution,” the non-U.S. entity identifies certain of its U.S. investors, if any, or (iii) the non-U.S. entity is otherwise exempt under FATCA.

Withholding under FATCA generally will apply to payments of dividends (including constructive dividends) or other distributions (including constructive distributions) on our common stock, pre-funded warrants and common warrants. Withholding under FATCA generally would have applied to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends, however, the IRS released proposed Treasury Regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on such gross proceeds. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued.

An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Under certain circumstances, a holder may be eligible for refunds or credits of the tax.

Holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock, pre-funded warrants and common warrants.

The preceding discussion of material U.S. federal income tax consequences is for informational purposes only. It is not tax or legal advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, pre-funded warrants and common warrants, including the consequences of any proposed changes in applicable laws.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

Common Stock

The material terms and provisions of our common stock are described under the heading “Description of Capital Stock” in the accompanying base prospectus.

The following is a brief summary of certain terms and conditions of the common stock, the pre-funded warrants and the common warrants being offered by this prospectus supplement. The following description is subject in all respects to the provisions contained in instruments governing the applicable security.

Pre-Funded Warrants

Form

The pre-funded warrants will be issued as individual warrant agreements to the investors. The form of pre-funded warrant will be filed as an exhibit to our Current Report on Form 8-K that we expect to file with the SEC in connection with this offering.

Term

The pre-funded warrants will not expire.

Exercisability

The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, at any time on or after their original issuance until exercised in full by delivering to us a duly executed exercise notice and paying the aggregate exercise price for the shares being purchased, which payment may be made, in the holder's sole discretion, on a cashless basis. In a cashless exercise the holder will receive the net number of shares of our common stock determined according to the formula set forth in the pre-funded warrant. If the registration statement is not effective or a current prospectus thereunder is not available at the time of exercise, the pre-funded warrants may only be exercised on a cashless basis. No fractional shares or scrip representing fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, the number of shares to be issued will be rounded down to the next whole number, and we will pay the holder in cash the fair market value (based on the closing sale price of our common stock) of any such fractional share.

Exercise Limitations

Under the pre-funded warrants, we may not effect the exercise of any pre-funded warrant, and a holder will not be entitled to exercise any portion of any pre-funded warrant, (i) if immediately prior to exercise the holder (together with its affiliates) beneficially owns an aggregate number of shares of our common stock greater than 4.99% or 9.99%, as applicable, of the number of shares of our common stock outstanding immediately before giving effect to the exercise of any pre-funded warrant or (ii) to the extent that immediately following exercise, the holder (together with its affiliates) would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of shares of common stock outstanding immediately after giving effect to the issuance of such shares of common stock, and without taking account any other pre-funded warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from the holder to us.

Exercise Price

The exercise price per whole share of our common stock purchasable upon the exercise of the pre-funded warrants is $0.001 per share of common stock. The exercise price of the pre-funded warrants and the number of shares of our common stock issuable upon exercise of the pre-funded warrants are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock. The exercise price will not be adjusted below the par value of our common stock.

Transferability

Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent. The pre-funded warrants will be held in definitive form by the purchasers. The ownership of the pre-funded warrants and any transfers of the pre-funded warrants will be registered in a warrant register maintained by us or our transfer agent.

Exchange Listing

We do not plan on applying to list the pre-funded warrants on the Nasdaq Global Select Market, any other national securities exchange or any other nationally recognized trading system.

Warrant Agent

We will initially serve as the warrant agent under the pre-funded warrants.

Fundamental Transactions

Upon the consummation of a fundamental transaction (as described in the pre-funded warrants and generally including certain mergers or consolidations, sales or other dispositions of all or substantially all of our assets, tender or exchange offers, reclassifications, reorganizations, recapitalizations or compulsory share exchanges, or other business combinations in which another person or group acquires more than 50% of our outstanding common stock), a holder will have the right, upon any subsequent exercise of the pre-funded warrant, to receive, for each share of common stock that would otherwise have been issuable upon exercise, the same kind and amount of securities, cash or other property that the holder would have received had it exercised the pre-funded warrant immediately prior to the fundamental transaction, without regard to the exercise limitations set forth in the pre-funded warrant.

No Rights as a Stockholder

Except as expressly set forth in the pre-funded warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until such holder exercises the pre-funded warrant. Generally, the holder of a pre-funded warrant is entitled to participate in distributions declared or made on shares of our common stock to the same extent as if such holder held the number of shares of our common stock underlying the pre-funded warrant. However, to the extent participation would result in the holder exceeding the applicable beneficial ownership limitation, the portion of the distribution in excess of the limitation will be held in abeyance for the holder until such time, if ever, as the holder’s right thereto would not result in the holder exceeding the limitation. In addition, if we grant, issue or sell specified purchase rights pro rata to holders of our common stock, a holder of a pre-funded warrant generally will be entitled to acquire the purchase rights it would have acquired had it held the number of shares of common stock issuable upon full exercise of the pre-funded warrant, subject to the applicable beneficial ownership limitation and related abeyance provisions.

Common Warrants

Form

The common warrants will be issued as individual warrant agreements to the investors. The form of common warrant will be filed as an exhibit to our Current Report on Form 8-K that we expect to file with the SEC in connection with this offering.

Term

The common warrants will not be exercisable unless and until (i) our stockholders approve the Charter Amendment, which approval we refer to as the “Warrant Stockholder Approval,” and (ii) the Charter Amendment Effective Date.

The common warrants will expire at 5:00 p.m. (New York City time) on the earlier of (i) the fifth anniversary of the Charter Amendment Effective Date and (ii) the 30th calendar day following the later of the Charter Amendment Effective Date and the OS Data Release Date.

Exercisability

The common warrants will be exercisable following the Warrant Stockholder Approval and effectiveness of the Charter Amendment, at the option of each holder, in whole or in part, at any time during their term until exercised in full by delivering to us a duly executed exercise notice and paying the aggregate exercise price for the shares being purchased, which payment may be made, in the holder’s sole discretion, on a cashless basis. In a cashless exercise, the holder will receive the net number of shares of our common stock determined according to the formula set forth in the common warrant. If the registration statement is not effective or a current prospectus thereunder is not available at the time of exercise, the common warrants may only be exercised on a cashless basis. No fractional shares or scrip representing fractional shares of common stock will be issued in connection with the exercise of a common warrant. In lieu of fractional shares, the number of shares to be issued will be rounded down to the next whole number, and we will pay the holder in cash the fair market value (based on the closing sale price of our common stock) of any such fractional share. The common warrants will not be exercisable until, and unless, we obtain the Warrant Stockholder Approval. We have agreed to hold a special meeting of stockholders to obtain Warrant Stockholder Approval as soon as practicable following the closing of this offering, but no later than sixty days following the closing of this offering. While we intend to promptly seek stockholder approval, there is no guarantee that the Warrant Stockholder Approval will ever be obtained. If we are unable to obtain the Warrant Stockholder Approval, the common warrants will have zero value. In addition, we will be required to hold a stockholder meeting every 60 days until we obtain the Warrant Stockholder Approval.

Exercise Limitations

Under the common warrants, we may not effect the exercise of any common warrant, and a holder will not be entitled to exercise any portion of any common warrant, (i) if immediately prior to exercise the holder (together with its affiliates) beneficially owns an aggregate number of shares of our common stock greater than 4.99% or 9.99%, as applicable, of the number of shares of our common stock outstanding immediately before giving effect to the exercise of any common warrant or (ii) to the extent that immediately following exercise, the holder (together with its affiliates) would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of shares of common stock outstanding immediately after giving effect to the issuance of such shares of common stock, and without taking account any other common warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from the holder to us.

Exercise Price

The exercise price per whole share of our common stock purchasable upon the exercise of the common warrants is $    per share of common stock. The exercise price of the common warrants and the number of shares of our common stock issuable upon exercise of the common warrants are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock. The exercise price will not be adjusted below the par value of our common stock.

Transferability

Subject to applicable laws, the common warrants may be offered for sale, sold, transferred or assigned without our consent. The common warrants will be held in definitive form by the purchasers. The ownership of the common warrants and any transfers of the common warrants will be registered in a warrant register maintained by us or our transfer agent.

Exchange Listing

We do not plan on applying to list the common warrants on the Nasdaq Global Select Market, any other national securities exchange or any other nationally recognized trading system.

Warrant Agent

We will initially serve as the warrant agent under the common warrants.

Fundamental Transactions

Upon the consummation of a fundamental transaction (as described in the common warrants and generally including certain mergers or consolidations, sales or other dispositions of all or substantially all of our assets, tender or exchange offers, reclassifications, reorganizations, recapitalizations or compulsory share exchanges, or other business combinations in which another person or group acquires more than 50% of our outstanding common stock), a holder will have the right, upon any subsequent exercise of the common warrant, to receive, for each share of common stock that would otherwise have been issuable upon exercise, the same kind and amount of securities, cash or other property that the holder would have received had it exercised the common warrant immediately prior to the fundamental transaction, without regard to the exercise limitations set forth in the common warrant.

No Rights as a Stockholder

Except as expressly set forth in the common warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a common warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until such holder exercises the common warrant. Generally, the holder of a common warrant is entitled to participate in distributions declared or made on shares of our common stock to the same extent as if such holder held the number of shares of our common stock underlying the common warrant. However, to the extent participation would result in the holder exceeding the applicable beneficial ownership limitation, the portion of the distribution in excess of the limitation will be held in abeyance for the holder until such time, if ever, as the holder’s right thereto would not result in the holder exceeding the limitation. In addition, if we grant, issue or sell specified purchase rights pro rata to holders of our common stock, a holder of a common warrant generally will be entitled to acquire the purchase rights it would have acquired had it held the number of shares of common stock issuable upon full exercise of the common warrant, subject to the applicable beneficial ownership limitation and related abeyance provisions.

UNDERWRITING

Leerink Partners LLC, Guggenheim Securities, LLC and Wells Fargo Securities, LLC are acting as representatives of each of the underwriters named below and as joint bookrunning managers for this offering. Subject to the terms and conditions set forth in the underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock, pre-funded warrants and common warrants set forth opposite its name below.

Underwriter	Number of Shares	Number of Pre-Funded Warrants	Number of Common Warrants
Leerink Partners LLC
Guggenheim Securities, LLC
Wells Fargo Securities, LLC
Total

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares of common stock, pre-funded warrants and common warrants sold under the underwriting agreement if any of the shares, pre-funded warrants and common warrants are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, pre-funded warrants and common warrants, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, pre-funded warrants and common warrants, and subject to other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commission and Expenses

The representatives have advised us that the underwriters propose initially to offer the shares, pre-funded warrants and common warrants to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $          per share, $          per pre-funded warrant or $      per common warrant. After the initial offering of the shares, pre-funded warrants and common warrants, the public offering price, concession or any other term of this offering may be changed by the representatives.

The following table shows the initial public offering price, underwriting discounts and commissions and proceeds, before expenses, to us. In addition to the foregoing, the underwriters have agreed to assist in soliciting the exercise of the common warrants and pre-funded warrants in return for a fee of    % of the gross proceeds received by us upon the cash exercise of such warrants.

	Per Share and Accompanying Common Warrant	Per Pre-Funded Warrant and Accompanying Common Warrant	Total
Public offering price	$	$	$
Underwriting discounts and commissions paid by us	$	$	$
Proceeds to us, before expenses	$	$	$

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $600,000. We have also agreed to reimburse the underwriters for certain of their expenses incurred in connection with the offering in an amount up to $30,000.

No Sales of Similar Securities

We have agreed that, subject to specified limited exceptions, for a period of 60 days from the date of this prospectus supplement (the “Lock-up Period”), we will not, without the prior written consent of the Representatives, (i) sell, offer to sell, contract to sell or lend any shares of common stock or any options or warrants or other rights to acquire shares of common stock or any securities exchangeable or exercisable for or convertible into shares of common stock, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into shares of common stock (“Related Securities”); (ii) effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position” (as defined in Rule 16a 1(b) under the Exchange Act) of any shares of common stock or Related Securities; (iii) pledge, hypothecate or grant any security interest in any shares of common stock or Related Securities; (iv) in any other way transfer or dispose of any shares of common stock or Related Securities; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any shares of common stock or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of any shares of common stock or Related Securities; (vii) submit or file any registration statement under the Securities Act in respect of any shares of common stock or Related Securities (other than as contemplated by the lock-up agreement with respect to the shares of common stock or Related Securities); (viii) effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding shares of common stock; or (ix) publicly announce the intention to do any of the foregoing. We, however, may, notwithstanding the foregoing restrictions, (A) effect the transactions contemplated hereby, and (B) issue or grant shares of common stock or options to purchase shares of common stock or other awards, or issue shares of common stock upon exercise of options or the vesting and settlement of restricted stock units, pursuant to any stock option, stock bonus or other stock plan or arrangement described in this prospectus supplement or the documents incorporated by reference herein, but only, in the case of directors or executive officers, if the holders of such shares of common stock, options or restricted stock units agree in writing with the underwriters not to sell, offer, dispose of or otherwise transfer any such shares of common stock or options during such Lock-up Period without the prior written consent of the Representatives (which consent may be withheld in its sole discretion).

Our executive officers and directors have agreed that, subject to specified limited exceptions, for a period of 60 days from the date of this prospectus supplement, they will not, and will not cause or direct any of their affiliates to, without the prior written consent of the Representatives, which may withhold their consent in their sole discretion (i) sell or offer to sell any shares of common stock or Related Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the securityholder or family member of the securityholder, (ii) enter into any swap, (iii) make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any shares of common stock or Related Securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or (iv) publicly announce any intention to do any of the foregoing. The restrictions described above are subject to exceptions including the transfer of Securities or Related Securities:

(i)	as a bona fide gift or gifts;

(ii)	to any trust for the direct or indirect benefit of the securityholder or a family member of the securityholder;

(iii)

to (a) the securityholder’s affiliates or to (b) any investment fund or other entity controlled, managed by, or under common control with, the securityholder or by the investment manager of the securityholder;

(iv)	by will or intestate succession upon the death of the securityholder;

(v)	pursuant to a court or regulatory agency order, a qualified domestic order or in connection with a divorce settlement;

(vi)

to us in connection with the vesting, settlement or exercise of options, warrants or other rights to acquire shares of common stock or Related Securities by way of net exercise and/or to cover withholding tax obligations in connection with such vesting, settlement or exercise pursuant to an employee benefit plan, option, warrant or other right disclosed in our public filings incorporated by reference in the prospectus supplement for this offering, provided that any such shares of common stock received by the securityholder as a result of such vesting, settlement or exercise and not transferred to us shall remain subject to the restrictions set forth in the lock-up agreement;

(vii)

in the open market, in connection with the vesting or settlement of restricted stock units during the Lock-up Period, in order to generate such amount of net proceeds to the securityholder from such transfers that totals the amount of taxes or estimated taxes (as applicable) that become due as a result of the vesting and/or settlement of such restricted stock units, provided that any such restricted stock units were granted under an equity incentive plan or other equity award plan that is described in this prospectus supplement, and provided, further, that, in each case, any shares of common stock received by the securityholder upon such vesting, settlement or exercise that are not so transferred, sold or otherwise disposed shall remain subject to the restrictions contained in the lock-up agreement;

(viii)

to a bona fide third party pursuant to a merger, consolidation, tender offer or other similar transaction made to all holders of shares of common stock and involving a Change of Control of the Company and approved by our board of directors; provided that, in the event that such Change of Control is not completed, the securityholder’s shares of common stock shall remain subject to the restrictions contained in the lock-up agreement, provided, further that any shares of the Common Stock not transferred in such merger, consolidation, tender offer or other transaction shall remain subject to the restrictions contained in the lock-up agreement; or

(ix)

pursuant to a trading plan established pursuant to Rule 10b5-1 under the Exchange Act (a “Trading Plan”) that was entered into prior to the date of this prospectus supplement and provided to the Representatives or their legal counsel, provided that any public announcement or filing under the Exchange Act that is made in connection with any such transfer during the Lock-up Period shall state that such transfer is in accordance with such established Trading Plan;

provided, however, that it shall be a condition to such transfer that:

●

in the case of clauses (i) through (iv) above, each transferee executes and delivers to the Representatives an agreement in form and substance satisfactory to the Representatives stating that such transferee is receiving and holding such shares of common stock and/or Related Securities subject to the provisions of the lock-up agreement and agrees not to sell or offer to sell such shares of common stock and/or Related Securities, engage in any swap or engage in any other activities restricted under the lock-up agreement except in accordance with the lock-up agreement (as if such transferee had been an original signatory hereto);

●	in the case of clauses (i) through (v) above, any such transfer shall not involve a disposition for value;

●

in the case of clauses (ii) and (iii) above, prior to the expiration of the Lock-up Period, no public disclosure or filing under the Exchange Act by any party to the transfer (donor, donee, transferor or transferee) shall be required, or made voluntarily, during the Lock-up Period, reporting a reduction in beneficial ownership of shares of common stock in connection with such transfer; and

●

in the case of clauses (i) and (iv) through (vii) above, no public disclosure or filing reporting a change in beneficial ownership of shares of common stock or Related Securities shall be made voluntarily during the Lock-up Period, and if the securityholder is required to file a report under Section 16 of the Exchange Act reporting a change in beneficial ownership of shares of common stock or Related Securities during the Lock-up Period, the securityholder shall clearly indicate in the footnotes of such report that such transfer relates to the circumstances described in clauses (i) and (iv) through (vii) as applicable.

Listing

Our common stock is listed on The Nasdaq Global Select Market under the trading symbol “PYXS”. We do not intend to list the pre-funded warrants or common warrants on the Nasdaq Global Select Market, any other national recognized securities exchange or any other nationally recognized trading system.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with this offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. Because we have not granted the underwriter an option to purchase additional shares, the underwriter must close out any short positions by purchasing shares in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the closing of this offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Global Select Market, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The underwriters may also engage in passive market making transactions in our common stock on the Nasdaq Global Select Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LifeSci Capital, a member of FINRA, is acting as our corporate finance advisor in connection with this offering and is not acting as an underwriter, placement agent or member of the underwriting syndicate.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that securities may be offered to the public in that Relevant State at any time:

●	to any legal entity which is a “qualified investor” as defined under Article 2 of the Prospectus Regulation;

●	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

●	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall result in a requirement for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation, or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

Notice to Prospective Investors in the United Kingdom

No securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:

●	to any legal entity which is a “qualified investor” as defined under Article 2 of the UK Prospectus Regulation;

●	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

●	in any other circumstances falling within Section 86 of the Financial Services and Market Act 2000 (the “FSMA”),

provided that no such offer of the securities shall require us or the underwriters to publish a prospectus pursuant to Section 85 of the FSMA, or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities , and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of the domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, in the United Kingdom, this document is being distributed only to, and is directly only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in Article 2 of the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Financial Promotion Order; and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Financial Promotion Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the securities in the United Kingdom within the meaning of the FSMA.

Notice to Prospective Investors in Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of the securities is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriter, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Notice to Prospective Investors in Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Singapore SFA Product Classification – In connection with Section 309B of the SFA and the Capital Markets Products, or the CMP, Regulations 2018, the securities are prescribed capital markets products (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in Monetary Authority of Singapore Notice SFA 04-N12: Notice on the Sale of Investment Products and Monetary Authority of Singapore Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Notice to Prospective Investors in Australia

This prospectus supplement is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement in Australia:

(A)	You confirm and warrant that you are either:

●	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

●

a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the Company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

●	a person associated with the Company under Section 708(12) of the Corporations Act; or

●	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this prospectus supplement is void and incapable of acceptance.

(B)

You warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus supplement for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Sidley Austin LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriters by Latham & Watkins LLP, New York, New York.

EXPERTS

The consolidated financial statements of Pyxis Oncology, Inc. appearing in Pyxis Oncology, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus supplement forms a part. The rules and regulations of the SEC allow us to omit from this prospectus supplement and the accompanying prospectus certain information included in the registration statement. For further information about us and the securities we are offering under this prospectus supplement and the accompanying prospectus, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We file reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

SEC rules permit us to incorporate information by reference in this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, except for information superseded by information contained in this prospectus supplement itself or in any subsequently filed incorporated document. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC (Commission File No. 001-40881), other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about us and our business and financial condition.

●	Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 23, 2026;

●

The information contained in our definitive proxy statement on Schedule 14A for our 2026 annual meeting of stockholders filed with the SEC on April 30, 2026, to the extent incorporated by reference in Part III of the Form 10-K;

●	Quarterly Report on Form 10-Q for the period ended March 31, 2026, filed with the SEC on May 14, 2026;

●	Quarterly Report on Form 10-Q for the period ended June 30, 2026, filed with the SEC on August 13, 2026;

●

Current Reports on Form 8-K, filed with the SEC on February 6, 2026 (Item 5.02 only, as amended by Form 8-K/A filed April 30, 2026), June 15, 2026, July 2, 2026 (Items 1.01 and 3.02 only), September 8, 2026 (Item 5.02 only) and September 9, 2026 (Item 8.01 only); and

●

The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on October 5, 2021, and any other amendment or report filed for the purpose of updating such description.

All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering of any of the securities covered under this prospectus supplement shall be deemed to be incorporated by reference into this prospectus supplement and will automatically update and supersede the information in this prospectus supplement and any previously filed documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You can obtain any of the filings incorporated by reference into this prospectus or any applicable prospectus supplement through us or from the SEC through the SEC’s website at http://www.sec.gov. Upon written or oral request, we will provide, without charge, a copy of any or all of the reports and documents referred to above which have been incorporated by reference into this prospectus supplement. Prospective and current investors may obtain documents incorporated by reference in this prospectus supplement by requesting them in writing or by telephone from us at our executive offices at:

Pyxis Oncology, Inc.
321 Harrison Avenue
Boston, Massachusetts 02118
(617) 453-3596

Our reports and documents incorporated by reference herein may also be found in the “Investors” section of our website at www.pyxisoncology.com. The content of our website and any information that is linked to or accessible from our website (other than our filings with the SEC that are incorporated by reference, as set forth under “Information Incorporated by Reference”) are not incorporated by reference into this prospectus supplement and you should not consider them to be a part of this prospectus supplement or the registration statement.

PROSPECTUS

$350,000,000

PYXIS ONCOLOGY, INC.

Common Stock

Preferred Stock

Warrants

Debt Securities

Rights to Purchase Common Stock, Preferred Stock,

Debt Securities or Units

Units

We may offer and sell from time to time our shares of common stock, shares of preferred stock, debt securities, warrants, rights to purchase common stock, preferred stock, debt securities or units, as well as units that include any of these securities. We may sell any combination of these securities in one or more offerings with an aggregate offering price of up to $350,000,000.

This prospectus provides a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement containing specific terms of the particular offering together with this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. The prospectus supplement also may add, update or change information contained in this prospectus.

This prospectus may not be used to offer and sell securities unless accompanied by the applicable prospectus supplement.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “PYXS.” On November 25, 2025, the last reported sale price of our common stock was $5.34.

We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement. In addition, the underwriters, if any, may over-allot a portion of the securities. We are an “emerging growth company” and a “smaller reporting company” under federal securities laws and as such, have elected to comply with reduced public company reporting requirements for this prospectus and the documents incorporated by reference herein and may elect to comply with reduced public company reporting requirements in future filings. See “Summary — Implications of Being an Emerging Growth Company and Smaller Reporting Company.”

Investing in our securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 26, 2025

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time any combination of the securities described in this prospectus in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate offering price of up to $350,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we offer securities, we will provide a prospectus supplement that describes the terms of the relevant offering. The prospectus supplement also may add, update or change information contained in this prospectus. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Information Incorporated by Reference.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should read both this prospectus and any accompanying prospectus supplement together with the additional information incorporated by reference. See “Where You Can Find More Information” and “Information Incorporated by Reference.” We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents or the filing date of any document incorporated by reference, regardless of its time of delivery. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

We may sell our securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of any of these methods of sale, as designated from time to time. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of our securities. An applicable prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any underwriters, dealers or agents involved in the sale of our securities, and any related fee, commission or discount arrangements. See “Plan of Distribution.”

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

The terms “Pyxis Oncology,” the “Company,” “our,” “us” and “we,” as used in this prospectus, refer to Pyxis Oncology, Inc., a Delaware corporation, and its subsidiaries unless we state otherwise or the context indicates otherwise.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference into the applicable prospectus supplement, together with all the other information contained in the prospectus or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2024 and in our Quarterly Reports on Form 10-Q for the periods ended March 31, June 30, and September 30, 2025 and in subsequent filings, which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future or by a prospectus supplement relating to a particular offering of our securities. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus includes and incorporates by reference “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and releases issued by the SEC and within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements” for purposes of this prospectus. Unless the context requires otherwise references in this prospectus to “Pyxis Oncology,” the “Company,” “we,” “us,” and “our” refer to Pyxis Oncology, Inc. and its subsidiaries. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “to be,” “will,” “would,” or the negative or plural of these words, or similar expressions or variations, although not all forward-looking statements contain these words. These forward-looking statements include, but are not limited to, statements about:

●	our ability to develop and advance our current product candidate and program, and to successfully initiate and complete clinical trials;
●	the ability of our clinical trials to demonstrate the safety, purity and potency of our product candidate and other positive results;
●	the size of the market opportunity for our product candidate, including our estimates of the number of patients who suffer from the cancers we are targeting;
●	our manufacturing, commercialization and marketing capabilities and strategy;
●	the timing or likelihood of regulatory filings and approvals for our product candidate;
●	regulatory developments in the United States and other foreign jurisdictions;
●	our expectations and plans to obtain funding for our operations, including from our existing and potential future collaboration and licensing agreements;
●	our ability to receive milestone or royalty payments under existing or future agreements;
●	our expectations regarding our ability to obtain and maintain intellectual property protection for our product candidate;
●	our continued reliance on third parties to manufacture our product candidate for clinical studies, and to conduct clinical trials and manufacture our product candidate for such clinical trials; and
●	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing.

In addition, statements such as “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus and, although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In evaluating such forward-looking statements, you should specifically consider various factors that may cause actual results to differ materially from current expectations, including the risks outlined under the heading “Risk Factors” contained in this prospectus and any related free writing prospectus, and in any other documents incorporated herein or therein. Any forward-looking statement in this prospectus reflects our current view with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, industry and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

This prospectus and the documents incorporated by reference, may also contain estimates, projections and other information concerning our industry, our business and the markets for certain drugs, including data regarding the estimated size of those markets, their projected growth rates and the incidence of certain medical conditions. Information that is based on estimates, forecasts, projections or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained these industry, business, market and other data from reports, research surveys, studies and similar data prepared by third parties, industry, medical and general publications, government data and similar sources. In some cases, we do not expressly refer to the sources from which these data are derived.

PYXIS ONCOLOGY, INC.

Company Overview

We are a clinical stage oncology company executing on a development strategy designed to address unmet medical needs in patients with solid tumors with an immediate focus on head and neck squamous cell carcinoma (HNSCC) tumors.

Our product candidate, micvotabart pelidotin (MICVO), formerly referred to as PYX-201, is an investigational novel antibody-drug conjugate (ADC) that uniquely targets Extradomain-B Fibronectin (EDB+FN), a non-cellular structural component within the tumor extracellular matrix (ECM). The tumor ECM is a complex network of fibrous proteins and molecules with unique composition that play an important role in cell development and tumor growth and in some instances, in supporting metastasis. The fibronectin strands within the ECM give the tumor shape and support the clustering of tumor cells.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

The Jumpstart Our Business Startups Act (the JOBS Act) was enacted in April 2012 with the intention of encouraging capital formation in the United States and reducing the regulatory burden on newly public companies that qualify as emerging growth companies. We are an “emerging growth company” within the meaning of the JOBS Act. We will cease to be an emerging growth company upon the earliest of (1) the end of the fiscal year following the fifth anniversary of our initial public offering; (2) the last day of the fiscal year during which our annual gross revenues are $1.235 billion or more; (3) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; and (4) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700.0 million as of the end of the second quarter of that fiscal year.

Additionally, we are a “smaller reporting company” meaning that the market value of our stock held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements in our Annual Report on Form 10-K, and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stocks held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter and our annual revenue exceeds $100 million during such completed fiscal year, or (ii) the market value of our common stock held by non-affiliates exceeds $700 million, regardless of our annual revenue, as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our consolidated financial statements with other public companies difficult or impossible.

Corporate Information

We were incorporated in the state of Delaware on June 11, 2018 and launched with our first employee and Series A funding in July 2019. Our principal executive offices are located at 321 Harrison Avenue, Boston, Massachusetts 02118, and our telephone number is (617) 453-3596. Our website address is www.pyxisoncology.com. The information contained on or accessible through our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common stock.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, including working capital, operating expenses and capital expenditures. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. We intend to invest the net proceeds to us from the sale of securities offered hereby that are not used as described above in short-term, investment-grade, interest-bearing instruments.

DESCRIPTION OF CAPITAL STOCK

The following description is a general summary of the terms of the shares of common stock or shares of preferred stock that we may issue. The description below and in any prospectus supplement does not include all of the terms of the shares of common stock or shares of preferred stock and should be read together with our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, copies of which have been filed previously with the SEC. For more information on how you can obtain copies of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, see “Where You Can Find More Information.”

General

The following summary sets forth some of the general terms of our common stock. Because this is a summary, it does not contain all of the information that may be important to you. For a more detailed description of our common stock, you should read our amended and restated certificate of incorporation and the amended and restated bylaws, each of which is an exhibit to our Annual Report on Form 10-K to which this summary is also an exhibit, and the applicable provisions of the Delaware General Corporation Law (the “DGCL”).

Our amended and restated certificate of incorporation authorizes 190,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of undesignated preferred stock, $0.001 par value per share, the rights, preferences and privileges of which may be designated from time to time by our board of directors.

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and only then at the times and in the amounts that our board of directors may determine.

Voting Rights

The holders of our common stock are entitled to one vote per share. Stockholders do not have the ability to cumulate votes for the election of directors. We have a classified board of directors consisting of three classes of approximately equal size, each serving staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders.

Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Anti-Takeover Provisions

The provisions of the Delaware General Corporation Law, or the DGCL, our amended and restated certificate of incorporation and our bylaws could have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of our company to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Section 203 of the DGCL

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the date that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became interested, our board of directors approved either the business combination or the transaction, which resulted in the stockholder becoming an interested stockholder;
●

upon consummation of the transaction, which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans in some instances, but not the outstanding voting stock owned by the interested stockholder; or

●

at or after the time the stockholder became interested, the business combination was approved by our board and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock, which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;
●	any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;
●	subject to exceptions, any transaction that results in the issuance of transfer by the corporation of any stock of the corporation to the interested stockholder;
●

subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Amended and Restated Certificate of Incorporation and Bylaw Provisions

Our amended and restated certificate of incorporation and our bylaws include a number of provisions that may have the effect of deterring hostile takeovers, or delaying or preventing changes in control of our management team or changes in our board of directors or our governance or policy, including the following:

Board Vacancies

Our amended and restated certificate of incorporation and bylaws authorize generally only our board of directors to fill vacant directorships resulting from any cause or created by the expansion of our board of directors. In addition, the number of directors constituting our board of directors may be set only by resolution adopted by a majority vote of our entire board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.

Classified Board

Our amended and restated certificate of incorporation and bylaws provide that our board of directors is classified into three classes of directors. The existence of a classified board of directors could delay a successful tender offeror from obtaining majority control of our board of directors, and the prospect of that delay might deter a potential offeror.

Directors Removed Only for Cause

Our amended and restated certificate of incorporation provides that stockholders may remove directors only for cause.

Supermajority Requirements for Amendments of Our Amended and Restated Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation further provides that the affirmative vote of holders of at least two-thirds of the voting power of our outstanding common stock is required to amend certain provisions of our amended and restated certificate of incorporation, including provisions relating to the classified board, the size of the board of directors, removal of directors, special meetings, actions by written consent and designation of our preferred stock. The affirmative vote of holders of at least two-thirds of the voting power of our outstanding common stock is required to amend or repeal certain provisions of our bylaws, although our bylaws may be amended by a simple majority vote of our board of directors.

Stockholder Action; Special Meetings of Stockholders

Our amended and restated certificate of incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, holders of our capital stock are not able to amend our bylaws or remove directors without holding a meeting of our stockholders called in accordance with our bylaws. Our amended and restated certificate of incorporation and our bylaws provide that special meetings of our stockholders may be called only by a majority of our board of directors, the chairperson of our board of directors or our chief executive officer, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. To be timely, a stockholder’s notice generally must be delivered to us not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice.

With respect to nominations of persons for election to our board of directors, the notice shall provide information about the nominee, including, among other things, name, age, address, principal occupation, ownership of our capital stock and whether they meet applicable independence requirements. With respect to the proposal of other business to be considered by our stockholders at an annual meeting, the notice shall provide a brief description of the business desired to be brought before the meeting, the text of the proposal or business, the reasons for conducting such business at the meeting and any material interest in such business by such stockholder and any beneficial owners and associated persons on whose behalf the notice is made, or the proposing persons. In addition, a stockholder’s notice must set forth certain information related to the proposing persons, including, among other things:

●	the name and address of the proposing persons;
●	information as to the ownership by the proposing persons of our capital stock and any derivative interest or short interest in any of our securities held by the proposing persons;
●	information as to any material relationships and interest between the proposing persons and us, any of our affiliates and any of our principal competitors;
●

a representation that the stockholder is a holder of record of our stock entitled to vote at that meeting and that the stockholder intends to appear in person or by proxy at the meeting to propose such nomination or business; and

●

a representation whether the proposing persons intend or are part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding capital stock required to elect the nominee or carry the proposal.

These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

No Cumulative Voting

The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation and bylaws do not provide for cumulative voting.

Issuance of Undesignated Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Exclusive Forum

Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf under Delaware law, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (3) any action arising pursuant to any provision of the Delaware General Corporation Law or our amended and restated certificate of incorporation or bylaws, (4) any other action asserting a claim that is governed by the internal affairs doctrine or (5) any other action asserting an “internal corporate claim,” as defined in Section 115 of the Delaware General Corporation Law, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware, or the federal district court for the District of Delaware) in all cases subject to the court having jurisdiction over indispensable parties named as defendants. These exclusive-forum provisions do not apply to claims under the Securities Act or the Exchange Act.

Our amended and restated certificate of incorporation also provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to this provision. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

Exchange Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “PYXS.”

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock, shares of our preferred stock or debt securities. The following description sets forth certain general terms and provisions of the warrants that we may offer pursuant to this prospectus. The particular terms of the warrants and the extent, if any, to which the general terms and provisions may apply to the warrants so offered will be described in the applicable prospectus supplement.

Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

A copy of the forms of the warrant agreement and the warrant certificate relating to any particular issue of warrants will be filed with the SEC each time we issue warrants, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the warrant agreement and the related warrant certificate, see “Where You Can Find More Information.”

Stock Warrants

The prospectus supplement relating to a particular issue of warrants to issue shares of our common stock or shares of our preferred stock will describe the terms of the common share warrants and preferred share warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of the warrants;

●	the designation and terms of the shares of common stock or shares of preferred stock that may be purchased upon exercise of the warrants;

●	the terms for changes or adjustments to the exercise price of the warrants;

●	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the number of shares of common stock or shares of preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

●	the dates on which the right to exercise the warrants commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material U.S. Federal income tax considerations;

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants;

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

●	any other information we think is important about the warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of those warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of the warrants;

●	the designation and terms of the debt securities purchasable upon exercise of the warrants;

●	the terms for changes or adjustments to the exercise price of the warrants;

●	if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

●	if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

●	the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

●	the dates on which the right to exercise the warrants will commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

●	information relating to book-entry procedures, if any;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material U.S. Federal income tax considerations;

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants;

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

●	any other information we think is important about the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the number of shares of common stock, shares of preferred stock or the principal amount of debt securities being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase our shares of common stock, shares of preferred stock or debt securities, the holder will not have any rights as a holder of our shares of common stock, shares of preferred stock or debt securities, as the case may be, by virtue of ownership of warrants.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the terms of debt securities we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any debt securities we offer will be described in the prospectus supplement relating to such debt securities.

As required by federal law for all bonds and notes of companies that are publicly offered, any debt securities we issue will be governed by a document called an “indenture.” We have summarized the general features of the debt securities to be governed by the indenture. The summary is not complete. An indenture is a contract between us and a financial institution acting as trustee on behalf of the holders of the debt securities and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce holders’ rights against us if we default. There are some limitations on the extent to which the trustee acts on holders’ behalf, described in the second paragraph under “Description of Debt Securities — Events of Default.” Second, the trustee performs certain administrative duties, such as sending interest and principal payments to holders.

Because this section is a summary, it does not describe every aspect of any debt securities we may issue or the indenture governing any such debt securities. Particular terms of any debt securities we offer will be described in the prospectus supplement relating to such debt securities, and we urge you to read the applicable executed indenture, which will be filed with the SEC at the time of any offering of debt securities, because it, and not this description, will define the rights of holders of such debt securities.

A prospectus supplement will describe the particular terms of any series of debt securities we may issue, including some or all of the following:

●	the designation, ranking, or title of the series of debt securities;

●

the total principal amount of the series of debt securities, the denominations in which the offered debt securities will be issued and whether the offering may be reopened for additional securities of that series and on what terms;

●	the percentage of the principal amount at which the series of debt securities will be offered;

●	the date or dates on which principal will be payable;

●	the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

●	the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

●	the terms for redemption, extension or early repayment, if any;

●	the currencies in which the series of debt securities are issued and payable;

●

whether the amount of payments of principal, interest or premium, if any, on a series of debt securities will be determined with reference to an index, formula or other method and how these amounts will be determined;

●	the place or places of payment, transfer, conversion and/or exchange of the debt securities;

●	the provision for any sinking fund;

●	any restrictive covenants;

●	events of default and any addition to, deletion of or change to the events of default;

●	whether the series of debt securities are issuable in certificated form;

●	any provisions for legal defeasance or covenant defeasance;

●

whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

●	any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

●	whether the debt securities are subject to subordination and the terms of such subordination;

●	any listing of the debt securities on any securities exchange;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●	if applicable, a discussion of material U.S. Federal income tax considerations, including those related to original issue discount, if applicable; and

●	any other material terms.

The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal, interest and premium, if any, will be paid by us in immediately available funds.

General

The indenture may provide that any debt securities proposed to be sold under this prospectus and the applicable prospectus supplement relating to such debt securities (“offered debt securities”) and any debt securities issuable upon conversion or exchange of other offered securities (“underlying debt securities”) may be issued under the indenture in one or more series.

For purposes of this prospectus, any reference to the payment of principal of, or interest or premium, if any, on, debt securities will include additional amounts if required by the terms of the debt securities.

Debt securities issued under an indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture may also provide that there may be more than one trustee thereunder, each with respect to one or more different series of securities issued thereunder. See “Description of Debt Securities — Resignation of Trustee” below. At a time when two or more trustees are acting under an indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under an indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under an indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

We refer you to the applicable prospectus supplement relating to any debt securities we may issue from time to time for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection, that will be applicable with respect to such debt securities.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

Conversion and Exchange

If any debt securities are convertible into or exchangeable for other securities, the related prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

Payment and Paying Agents

We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, often approximately two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Events of Default

Holders of debt securities of any series will have rights if an Event of Default occurs in respect of the debt securities of such series and is not cured, as described later in this subsection. The term “Event of Default” in respect of the debt securities of any series means any of the following:

●	we do not pay the principal of, or any premium on, a debt security of the series on its due date;
●	we do not pay interest on a debt security of the series within 30 days of its due date;
●

we remain in breach of a covenant in respect of debt securities of the series for 90 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of debt securities of the series;

●	we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; and
●	any other Event of Default occurs in respect of debt securities of the series described in the prospectus supplement.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium or interest, if it considers the withholding of notice to be in the best interests of the holders.

Remedies if an Event of Default Occurs

If an Event of Default has occurred and has not been cured or waived (other than in the case of a bankruptcy proceeding), the trustee or the holders of not less than 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the debt securities of the affected series if the default is cured or waived and certain other conditions are satisfied.

Except in cases of default, where the trustee has some special duties, the trustee typically is not required to take any action under an indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances.

Before a holder is allowed to bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to any debt securities, the following must occur:

●	the holder must give the trustee written notice that an Event of Default has occurred and remains uncured;

●

the holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

●	the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and

●	the holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, a holder is entitled at any time to bring a lawsuit for the payment of money due on its debt securities on or after the due date. Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.

Waiver of Default

The holders of a majority in principal amount of the relevant series of debt securities may waive a default for all such series of debt securities. If this happens, the default will be treated as if it had not occurred. No one can waive a payment default on a holder’s debt security, however, without the holder’s approval.

Merger or Consolidation

Under the terms of an indenture, we may be permitted to consolidate or merge with another entity. We may also be permitted to sell all or substantially all of our assets to another entity. However, typically we may not take any of these actions unless all the following conditions are met:

●

if we do not survive such transaction or we convey, transfer or lease our properties and assets substantially as an entirety, the acquiring company must be a corporation, limited liability company, partnership or trust, or other corporate form, organized under the laws of any state of the United States or the District of Columbia, and such company must agree to be legally responsible for our debt securities, and, if not already subject to the jurisdiction of any state of the United States or the District of Columbia, the new company must submit to such jurisdiction for all purposes with respect to the debt securities and appoint an agent for service of process;

●	alternatively, we must be the surviving company;

●	immediately after the transaction no Event of Default will exist;

●	we must deliver certain certificates and documents to the trustee; and

●	we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

Modification or Waiver

There are three types of changes we may make to an indenture and the debt securities issued thereunder.

Changes Requiring Approval

First, there are changes that we cannot make to debt securities without specific approval of all of the holders. The following is a list of the types of changes that may require specific approval:

●	change the stated maturity of the principal of or rate of interest on a debt security;

●	reduce any amounts due on a debt security;

●	reduce the amount of principal payable upon acceleration of the maturity of a security following a default;

●	at any time after a change of control has occurred, reduce any premium payable upon a change of control;

●	change the place or currency of payment on a debt security (except as otherwise described in the prospectus or prospectus supplement);

●	impair the right of holders to sue for payment;

●	adversely affect any right to convert or exchange a debt security in accordance with its terms;

●	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

●	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

●

modify any other aspect of the provisions of the indenture dealing with supplemental indentures, modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and

●	change any obligation we have to pay additional amounts.

Changes Not Requiring Approval

The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect, including the addition of covenants. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.

Changes Requiring Majority Approval

Any other change to the indenture and the debt securities may require the following approval:

●	if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series; and

●

if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance obligations with respect to some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “Description of Debt Securities — Modification or Waiver — Changes Requiring Approval.”

Defeasance

The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and legal defeasance will not be applicable to that series.

Covenant Defeasance

We can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, the holders would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay holders’ debt securities. If applicable, a holder also would be released from the subordination provisions described under “Description of Debt Securities — Indenture Provisions — Subordination” below. In order to achieve covenant defeasance, we must do the following:

●

If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

●

We may be required to deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. Federal income tax law, we may make the above deposit without causing the beneficial owners of the debt securities to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity; and

●	We must deliver to the trustee certain documentation stating that all conditions precedent to covenant defeasance have been complied with.

If we accomplish covenant defeasance, holders can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, holders may not be able to obtain payment of the shortfall.

Legal Defeasance

As described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “legal defeasance”), (1) if there is a change in U.S. Federal tax law that allows us to effect the release without causing the holders to be taxed any differently than if the release had not occurred, and (2) if we put in place the following other arrangements for holders to be repaid:

●

If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

●

We may be required to deliver to the trustee a legal opinion confirming that there has been a change in current U.S. Federal tax law or an Internal Revenue Service ruling that allows us to make the above deposit without causing the beneficial owners of the debt securities to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current U.S. Federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid each beneficial owner its share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for its debt securities and beneficial owners would recognize gain or loss on the debt securities at the time of the deposit; and

●	We must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to legal defeasance have been complied with.

If we ever did accomplish legal defeasance, as described above, holders would have to rely solely on the trust deposit for repayment of the debt securities. Holders could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If applicable, holders would also be released from the subordination provisions described later under “Description of Debt Securities — Indenture Provisions — Subordination.”

Resignation of Trustee

Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Indenture Provisions — Subordination

Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness (defined below), but our obligation to holders to make payment of the principal of (and premium, if any) and interest on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), interest or sinking fund, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), interest and sinking fund, if any, on Senior Indebtedness has been made or duly provided for in money or money’s worth.

In the event that, notwithstanding the foregoing, any payment from us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.

By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities. The related indenture will provide that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.

“Senior Indebtedness” will be defined in an applicable indenture as the principal of (and premium, if any) and unpaid interest on:

●

our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed (other than indenture securities issued under the indenture and denominated as subordinated debt securities), unless in the instrument creating or evidencing the same or under which the same is outstanding it is provided that this indebtedness is not senior or prior in right of payment to the subordinated debt securities; and

●	renewals, extensions, modifications and refinancings of any of such indebtedness.

The prospectus supplement accompanying any series of indenture securities denominated as subordinated debt securities will set forth the approximate amount of our Senior Indebtedness outstanding as of a recent date.

Trustee

We intend to name the indenture trustee for each series of indenture securities in the related prospectus supplement.

Certain Considerations Relating to Foreign Currencies

Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

The following is a general description of the terms of the rights we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any rights we offer will be described in the prospectus supplement relating to such rights.

General

We may issue rights to purchase common stock, preferred stock, debt securities or units. Rights may be issued independently or together with other securities and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to our stockholders, we would distribute certificates evidencing the rights and a prospectus supplement to our stockholders on or about the record date that we set for receiving rights in such rights offering.

The applicable prospectus supplement will describe the following terms of any rights we may issue, including some or all of the following:

●	the title and aggregate number of the rights;
●	the subscription price or a formula for the determination of the subscription price for the rights and the currency or currencies in which the subscription price may be payable;
●	if applicable, the designation and terms of the securities with which the rights are issued and the number of rights issued with each such security or each principal amount of such security;
●	the number or a formula for the determination of the number of the rights issued to each stockholder;
●	the extent to which the rights are transferable;
●	in the case of rights to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one right;
●	in the case of rights to purchase common stock or preferred stock, the type of stock and number of shares of stock purchasable upon exercise of one right;
●	the date on which the right to exercise the rights will commence, and the date on which the rights will expire (subject to any extension);
●	if applicable, the minimum or maximum amount of the rights that may be exercised at any one time;
●	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;
●

if applicable, the procedures for adjusting the subscription price and number of shares of common stock or preferred stock purchasable upon the exercise of each right upon the occurrence of certain events, including stock splits, reverse stock splits, combinations, subdivisions or reclassifications of common stock or preferred stock;

●	the effect on the rights of any merger, consolidation, sale or other disposition of our business;
●	the terms of any rights to redeem or call the rights;
●	information with respect to book-entry procedures, if any;
●	the terms of the securities issuable upon exercise of the rights;
●	if applicable, the material terms of any standby underwriting, backstop or other purchase arrangement that we may enter into in connection with the rights offering;
●	if applicable, a discussion of material U.S. Federal income tax considerations; and
●	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.

Exercise of Rights

Each right will entitle the holder to purchase for cash or other consideration such shares of stock or principal amount of securities at the subscription price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised as set forth in the applicable prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement relating to the rights offered thereby. After the close of business on the expiration date, unexercised rights will become void.

Upon receipt of payment and a subscription certificate properly completed and duly executed at the corporate trust office of the subscription agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the rights represented by such subscription certificate are exercised, a new subscription certificate will be issued for the remaining rights. If we so indicate in the applicable prospectus supplement, holders of the rights may surrender securities as all or part of the exercise price for rights.

We may determine to offer any unsubscribed offered securities directly to stockholders, persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting, backstop or other arrangements, as set forth in the applicable prospectus supplement.

Prior to exercising their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon subscription, including, in the case of rights to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights or, in the case of rights to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

DESCRIPTION OF UNITS

We may issue units comprising one or more securities described in this prospectus in any combination. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

●	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

●	to or through one or more underwriters, brokers or dealers;

●	through agents to investors or the public;

●	in short or long transactions;

●	through put or call option transactions relating to our common stock;

●	directly to agents or other purchasers;

●

in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	though a combination of any such methods of sale; or

●	through any other method described in the applicable prospectus supplement.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at a fixed price, or prices, which may be changed from time to time;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

The applicable prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

●	the terms of the offering;

●	the names of any underwriters, dealers or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities and the proceeds to us from the sale;

●	any over-allotment options under which the underwriters may purchase additional shares of common stock from us;

●	any underwriting discounts, concessions, commissions or agency fees and other items constituting compensation to underwriters, dealers or agents;

●	any delayed delivery arrangements;

●	any public offering price;

●	any discounts or concessions allowed or re-allowed or paid by underwriters or dealers to other dealers; or

●	any securities exchange or market on which the common stock offered in the prospectus supplement may be listed.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities hereunder, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for sale is reached. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or pay to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used for the sale of securities, we, or an underwriter, will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

We may also sell the securities through agents designated from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly in transactions not involving underwriters, dealers or agents.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the applicable securities laws and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the applicable securities laws. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the applicable securities laws.

Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses for which they may receive customary fees and reimbursement of expenses.

We may use underwriters with whom we have a material relationship. We will describe the nature of such relationship in the applicable prospectus supplement.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

We may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with us, including, without limitation, in connection with distributions of the securities by those broker-dealers. We may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. We may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Sidley Austin LLP, New York, New York.

EXPERTS

The consolidated financial statements of Pyxis Oncology, Inc. appearing in Pyxis Oncology, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered by this prospectus and any applicable prospectus supplement. This prospectus and any applicable prospectus supplement do not contain all of the information set forth in the registration statement and its exhibits and schedules in accordance with SEC rules and regulations. For further information with respect to us and the securities being offered by this prospectus and any applicable prospectus supplement, you should read the registration statement, including its exhibits and schedules. Statements contained in this prospectus and any applicable prospectus supplement, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or any other such document, each such statement is qualified in all respects by reference to the corresponding exhibit. You should review the complete contract or other document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s website at http://www.sec.gov.

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at http://www.sec.gov. We also make these documents available on our website at www.pyxisoncology.com. Our website and the information contained or accessible through our website is not incorporated by reference in this prospectus or any prospectus supplement, and you should not consider it part of this prospectus or any prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

SEC rules permit us to incorporate information by reference in this prospectus and any applicable prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus supplement, except for information superseded by information contained in this prospectus or any applicable prospectus supplement itself or in any subsequently filed incorporated document. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (Commission File No. 001-40881), other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about us and our business and financial condition.

●	Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 18, 2025;

●

The information contained in our definitive proxy statement on Schedule 14A for our 2025 annual meeting of stockholders filed with the SEC on April 29, 2025, to the extent incorporated by reference in Part III of the Form 10-K;

●	Quarterly Report on Form 10-Q for the period ended March 31, 2025, filed with the SEC on May 15, 2025;

●	Quarterly Report on Form 10-Q for the period ended June 30, 2025, filed with the SEC on August 14, 2025;

●	Quarterly Report on Form 10-Q for the period ended September 30, 2025, filed with the SEC on November 3, 2025;

●	Current Reports on Form 8-K, filed with the SEC on February 4, 2025, February 26, 2025, March 18, 2025 (Item 5.02 only), June 18, 2025, July 3, 2025 and August 4, 2025; and

●

The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on October 5, 2021, and any other amendment or report filed for the purpose of updating such description.

All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents. All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus and such applicable prospectus supplement to the extent that a statement contained in this prospectus or such applicable prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus and such applicable prospectus supplement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or such applicable prospectus supplement.

You can obtain any of the filings incorporated by reference into this prospectus or any applicable prospectus supplement through us or from the SEC through the SEC’s website at http://www.sec.gov. Upon request, we will provide, without charge, a copy of any or all of the reports and documents referred to above which have been incorporated by reference into this prospectus or any applicable prospectus supplement. Prospective investors may obtain documents incorporated by reference in this prospectus or any applicable prospectus supplement by requesting them in writing or by telephone from us at our executive offices at:

Pyxis Oncology, Inc.

321 Harrison Avenue

Boston, Massachusetts 02118

(617) 453-3596

Our reports and documents incorporated by reference herein may also be found in the “Investors” section of our website at www.pyxisoncology.com. The content of our website and any information that is linked to or accessible from our website (other than our filings with the SEC that are incorporated by reference, as set forth under “Incorporation of Certain Documents by Reference”) is not incorporated by reference into this prospectus or any applicable prospectus supplement and you should not consider it a part of this prospectus, any applicable prospectus supplement, or the registration statement.

Shares of Common Stock

Pre-Funded Warrants to Purchase up to                    Shares of Common Stock

Common Warrants to Purchase up to                Shares of Common Stock

PROSPECTUS SUPPLEMENT

Joint Bookrunning Managers

Leerink Partners	Guggenheim Securities	Wells Fargo Securities

, 2026